Exhibit 99.1

News Release

Contact: Diane Salucci, Vice President

Corporate Communications and Investor Relations

858.668.2586x3690

or

Spencer Davis, Director of Investor Relations

858.668.2586x4190

investorrelations@bridgepointeducation.com

Bridgepoint Education Reports Third Quarter 2009 Results

79.7% year-over-year enrollment growth

SAN DIEGO, CA. (November 4, 2009) — Bridgepoint Education (NYSE:BPI), a provider of postsecondary education services, announced today the results for its third quarter ended September 30, 2009.

Highlights for the third quarter ended September 30, 2009:

•                  Total student enrollment increased 79.7% year-over-year to 54,894 at the end of the quarter.

•                  Revenue increased 111.3% to $127.4 million from $60.3 million for the same period in 2008.

•                  Operating income increased 233.2% to $38.8 million from $11.7 million for the same period in 2008.

•                  Net income was $22.4 million, an increase of 155.5% compared with net income of $8.8 million for the same period in 2008.

•                  Fully diluted earnings per common share increased 428.6% to $0.37 from $0.07 for the same period in 2008.

“For the past three consecutive quarters we have reported strong results, and I am extremely pleased with our continued solid operational performance,” said Andrew Clark, Chief Executive Officer of Bridgepoint Education. “Growth across all of our highlighted categories demonstrates that prospective students are increasingly drawn to our value proposition — a combination of affordability, transferability, heritage and accessibility.”

Student Enrollment

Total student enrollment at Bridgepoint Education’s academic institutions, Ashford University and University of the Rockies, increased 79.7% to 54,894 students at September 30, 2009, compared with 30,547 students at the end of the third quarter of 2008. As of September 30, 2009, 99% of the total student population accessed their classes exclusively online.

Combined new student enrollments for the third quarter of 2009 at both of Bridgepoint Education’s academic institutions were approximately 19,500, an increase of 55%, compared with combined new student enrollments of approximately 12,600 for the third quarter of 2008.

Financial Results

Revenue for the third quarter of 2009 was $127.4 million, an increase of 111.3%, compared with revenue of $60.3 million for the third quarter of 2008.  Revenue for the nine months ended September 30, 2009, was $322.6 million, an increase of 116.2% compared with revenue of $149.2 million for the same period in 2008.

Operating income for the third quarter of 2009 was $38.8 million, an increase of 233.2% compared with $11.7 million for the same period in 2008. Operating income for the nine months ended September 30, 2009, was $47.8 million, an increase of 81.8% compared with $26.3 million for the same period in 2008.

Non-GAAP operating income for the nine months ended September 30, 2009, which excludes (1) an $11.1 million charge taken in the first quarter related to the settlement of a stockholder claim (of which $10.6 million was non-cash) and (2) a non-cash charge of $30.4 million taken in the second quarter related to the acceleration of certain exit options in connection with the Company’s initial public offering, was $89.3 million, a 239.4% increase from the same period in 2008.  See “About Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Measures” below.

Net income for the third quarter of 2009 was $22.4 million, an increase of 155.5% compared with net income of $8.8 million for the third quarter of 2008. Net income for the nine months ended September 30, 2009, was $27.5 million, an increase of 32.4%, compared with net income of $20.8 million for the same period in 2008.

Non-GAAP net income for the third quarter of 2009 was $22.5 million, which reflects a $0.1 million increase in the net income effect of the $11.1 million settlement charge taken in the first quarter of 2009 based on management’s current estimate of the tax impact thereof. Non-GAAP net income for the nine months ended September 30, 2009, which excludes (1) the net income effect of $17.1 million related to the $30.4 million option acceleration charge taken in the second quarter of 2009 and (2) the net income effect of $8.5 million related to the $11.1 million settlement charge taken in the first quarter of 2009, was $53.1 million, a 155.6% increase from the same period in 2008. See “About Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Measures” below.

Fully diluted earnings per common share for the third quarter of 2009 was $0.37, an increase of 428.6% compared with fully diluted earnings per common share of $0.07 for the third quarter of 2008. Fully diluted earnings per common share for the nine months ended September 30, 2009, was $0.42, an increase of 223.1% compared with fully diluted earnings per common share of $0.13 for the same period in 2008.

Non-GAAP fully diluted earnings per common share for the third quarter of 2009 and the nine months ended September 30, 2009, were $0.38 and $0.92, respectively. Non-GAAP fully diluted earnings per share is defined to mean non-GAAP net income, less accretion for preferred dividends, divided by fully diluted weighted average shares outstanding assuming the conversion of all redeemable convertible preferred stock into common stock as if the conversion happened on January 1, 2009, for the applicable period. See “About Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Measures” below.

The Company’s effective tax rate for the nine months ended September 30, 2009, was 42.8%.  Before taking into account the settlement charge taken in the first quarter of 2009, the effective tax rate for the nine months ended September 30, 2009, was 40.4%.

Balance Sheet and Cash Flow

As of September 30, 2009, Bridgepoint had cash, cash equivalents and marketable securities of $156.3 million, compared with $56.5 million as of December 31, 2008.  The Company generated $115.7 million of cash from operating activities for the nine months ended September 30, 2009, compared with $39.4 million for the same period in 2008.

2009 Outlook

The Company is updating its previously-provided guidance for the year ending December 31, 2009.  This guidance includes non-GAAP financial measures, which (1) exclude charges related to the settlement of a stockholder claim in the first quarter of 2009 and the acceleration of vesting of certain stock options in connection with the closing of the Company’s initial public offering in the second quarter of 2009, and (2) reflect in the fully diluted weighted average share count the conversion of the redeemable convertible preferred stock into common stock as if the conversion happened on January 1, 2009.  See “Forward-Looking Statements,” “About Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Measures” below.

•                  Total student enrollment is expected to be between 52,500 and 54,500 at December 31, 2009.

•                  GAAP revenue is expected to be between $443.0 million and $448.0 million.

•                  GAAP net income is expected to be between $40.6 million and $41.8 million.

•                  Non-GAAP net income is expected to be between $66.2 million and $67.4 million.

•                  GAAP fully diluted earnings per common share is expected to be between $0.65 and $0.67, based on an estimated fully diluted weighted average share count of 45.0 million for the year ending December 31, 2009, as discussed below.

•                  Non-GAAP fully diluted earnings per common share is expected to be between $1.15 and $1.17, based on an estimated fully diluted weighted average share count of 57.6 million for the year ending December 31, 2009.

Weighted Average Share Count Estimate.  At the closing of the Company’s initial public offering, all shares of redeemable convertible preferred stock were converted into common shares, increasing the common shares outstanding on April 20, 2009, by 44.7 million shares.  The Company’s expectations for fully diluted weighted average shares outstanding for the quarter and year ending December 31, 2009, are 60.6 million and 45.0 million, respectively.

Estimated 2009 Tax Rate.  The Company’s effective tax rate for 2009 is estimated to be 42.7%.  Before taking into account the settlement charge taken in the first quarter of 2009, the Company estimates the effective tax rate would have been 40.4%.

About Non-GAAP Financial Measures

To supplement its consolidated financial statements, which statements are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: non-GAAP instructional costs and services, non-GAAP marketing and promotional expenses, non-GAAP general and administrative expenses, non-GAAP operating income, non-GAAP net income and non-GAAP fully diluted earnings per common share.

The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain expenses that may not be indicative of its recurring core business operating results and may help in comparing its current-period results with those of prior periods.  Management believes that they and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance and when planning, forecasting and analyzing future periods. Management believes these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are used by institutional investors and the analyst community to help them analyze the results of the Company’s business.

The material limitations of these non-GAAP financial measures are as follows: non-GAAP instructional costs and services, non-GAAP marketing and promotional expenses, non-GAAP general and administrative expenses, non-GAAP operating income, non-GAAP net income and non-GAAP fully diluted earnings per common share are not recognized terms under GAAP and do not purport to be alternatives to instructional costs and services, marketing and promotional expenses, general and administrative expenses, operating income, net income or fully diluted earnings per common share, respectively, as indicators of operating performance or any other GAAP measures. Moreover, because not all companies use identical measures and calculations, the presentation of these non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.  The Company compensates for these limitations by using non-GAAP financial measures in conjunction with traditional GAAP financial measures.

The following is a description of the non-GAAP financial measures referenced above:

Non-GAAP operating income.  Non-GAAP operating income is defined as operating income, plus (1) the charge of $11.1 million taken in the first quarter of 2009 related to the settlement of a stockholder claim (of which $10.6 million was non-cash), and (2) the non-cash expense of $30.4 million taken in the second quarter of 2009 related to the acceleration of certain exit options in connection with the Company’s initial public offering, in each case as discussed below.

•                  Settlement of stockholder claim.  In February 2009, certain holders of common stock and warrants to purchase common stock asserted various claims against the Company, its directors and officers and its majority stockholder. In March 2009, the Company reached a settlement with the claimants regarding these claims. The Company recorded a total expense of $11.1 million related to the settlement, of which $10.6 million was a non-cash expense, in the first quarter of 2009.

•                  Acceleration of exit options.  In March 2009, the Company’s board of directors amended certain exit options awarded to members of the management team to add an additional vesting condition so that the number of shares underlying the options that would not have vested upon the closing of the Company’s initial public offering, under the original terms of the options, would vest in full upon the closing of the offering. The amendment to the exit options resulted in additional compensation expense of $30.4 million, a non-cash expense which was recorded upon the completion of the offering in the second quarter of 2009.

Non-GAAP instructional costs and services.  Non-GAAP instructional costs and services is defined as instructional costs and services less the portion of the $30.4 million option acceleration charge taken in the second quarter of 2009 attributable to instructional costs and services ($2.1 million).

Non-GAAP marketing and promotional expenses.  Non-GAAP marketing and promotional expenses is defined as marketing and promotional expenses less the portion of the $30.4 million option acceleration charge taken in the second quarter of 2009 attributable to marketing and promotional expenses ($5.0 million).

Non-GAAP general and administrative expenses.  Non-GAAP general and administrative expenses is defined as general and administrative expenses less (1) the $11.1 million settlement charge taken in the first quarter of 2009 and (2) the portion of the $30.4 million option acceleration charge taken in the second quarter of 2009 attributable to general and administrative expenses ($23.3 million).

Non-GAAP net income.  Non-GAAP net income is defined as net income plus (1) the net income effect of the $11.1 million settlement charge taken in the first quarter of 2009, and (2) the net income effect of the $30.4 million option acceleration charge taken in the second quarter of 2009.

Non-GAAP fully diluted earnings per common share. Non-GAAP fully diluted earnings per common share is defined to mean non-GAAP net income, less accretion for preferred dividends, divided by fully diluted weighted average shares outstanding assuming the conversion of redeemable convertible preferred stock into common stock as if the conversion happened on January 1, 2009, for the applicable period. Management believes non-GAAP fully diluted earnings per common share provides a meaningful comparison to future results because all redeemable convertible preferred stock was converted to common stock at the closing of the Company’s initial public offering.

These non-GAAP financial measures have been reconciled to the related GAAP financial measures as required under the rules and regulations promulgated by the U.S. Securities and Exchange Commission.  See “Reconciliation of Non-GAAP Measures” below.

Earnings Conference Call and Webcast

Bridgepoint Education will host a conference call at 11:30 a.m. ET (8:30 a.m. PT) today to discuss its latest financial results and recent highlights. The dial-in number for callers in the United States is (888) 576-4391 and for international callers is (719) 785-1749. The access code for all callers is 3184840. A live webcast will also be available on the Company’s website at http://ir.bridgepointeducation.com/index.cfm.

A replay of the call will be available via telephone through November 11, 2009. To access the replay, dial (888) 203-1112 in the U.S. and (719) 457-0820 outside the U.S.; then enter the access code 3184840.

About Bridgepoint Education

Bridgepoint Education’s postsecondary education services focus on offering associate’s, bachelor’s, master’s and doctoral programs in such disciplines as business, education, psychology, social sciences and health sciences. Bridgepoint Education’s regionally accredited academic institutions — Ashford University and University of the Rockies — deliver their programs online as well as at traditional campuses located in Clinton, Iowa, and Colorado Springs, Colorado.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of financial resources. These forward-looking statements are based on assumptions and estimates including, without limitation, those regarding: the Company’s value proposition to students; competitiveness of the Company’s tuition; ability to continue to transfer credits from other institutions; ability to maintain and improve the quality of the Company’s education; management of future growth and scalability; development of military and corporate channels; estimates of new hires; proposed new programs; expectations that the Company can effectively manage the business within the regulatory environment; expectations regarding enrollments, financial position, results of operations and liquidity; projections, predictions, expectations, estimates or forecasts as to the Company’s business, financial and operational results and future economic performance; management’s goals and objectives; and other similar matters that are not historical facts.  Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in the future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking.

Forward-looking statements should not be interpreted as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.  Important factors that could cause such differences include, but are not limited to: the Company’s inability to influence the U.S. Department of Education’s Office of Inspector General (OIG) to change the findings in the OIG’s audit reports; the Company’s inability to address the OIG’s preliminary findings or the ultimate findings of the OIG’s audit reports; the imposition of fines or other corrective measures against the Company’s academic institutions; the Company’s failure to comply with the extensive regulatory framework applicable to its industry, including Title IV of the Higher Education Act and its regulations, state laws and regulatory requirements and accrediting agency requirements; unexpected difficulties or delays in implementing the eCollege online learning platform; failure to achieve the expected benefits from transitioning to the eCollege online learning platform; the Company’s inability to continue to develop awareness among, to recruit and to retain students; competition in the postsecondary education market and its potential impact on the Company’s market share, recruiting cost and tuition rates; reputational and other risks related to potential compliance audits, regulatory actions, negative publicity or service disruptions; the Company’s ability to attract and retain the personnel needed to sustain and grow its business; the Company’s inability to develop new programs or expand its existing programs in a timely and cost-effective manner; economic or other developments potentially impacting demand in the Company’s core disciplines or the availability or cost of Title IV or other funding; and other factors discussed in Part II, Item 1A (Risk Factors) of the Company’s quarterly reports on Form 10-Q filed on May 21, 2009, and August 11, 2009, and in the current report on Form 8-K filed on September 11, 2009, and in other reports the Company may file with the Securities and Exchange Commission from time to time.

Forward-looking statements speak only as of the date the statements are made. You should not put undue reliance on any forward-looking statements. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements.

BRIDGEPOINT EDUCATION, INC.

Condensed Consolidated Statements of Income

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(In thousands, except per share amounts)
Revenue	$127,382	$60,277	$322,566	$149,167
Costs and expenses:
Instructional costs and services	33,120	16,368	83,611	42,050
Marketing and promotional	36,500	21,058	105,260	54,490
General and administrative	18,915	11,191	85,891	26,326
Total costs and expenses	88,535	48,617	274,762	122,866
Operating income	38,847	11,660	47,804	26,301
Other income (expense), net	162	90	277	(2)
Income before income taxes	39,009	11,750	48,081	26,299
Income tax expense	16,651	2,999	20,575	5,521
Net income	22,358	8,751	27,506	20,778
Accretion of preferred dividends	—	501	645	1,503
Net income available to common stockholders	$22,358	$8,250	$26,861	$19,275
Earnings per common share:
Basic	$0.42	$0.16	$0.49	$0.30
Diluted	$0.37	$0.07	$0.42	$0.13
Weighted average common shares outstanding used in computing earnings per common share:
Basic	53,335	3,335	34,508	3,335
Diluted	59,822	7,836	40,163	7,619

BRIDGEPOINT EDUCATION, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

	As of September 30,	As of December 31,
	2009	2008
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$111,318	$56,483
Restricted cash	25	666
Marketable securities	44,962	—
Accounts receivable, net	53,065	28,946
Inventories	302	288
Current portion of deferred income taxes	2,734	2,734
Prepaid expenses and other current assets	6,629	6,773
Total current assets	219,035	95,890
Property and equipment, net	41,364	27,715
Goodwill and intangibles	3,270	1,897
Deferred income taxes	13,524	2,366
Other long term assets	3,564	1,378
Total assets	$280,757	$129,246

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,999	$4,705
Accrued liabilities	19,630	16,543
Income taxes payable	11,663	—
Deferred revenue and student deposits	125,114	67,425
Current portion of leases payable	141	142
Current maturities of notes payable	74	74
Other liabilities	31	40
Total current liabilities	162,652	88,929
Leases payable, less current portion	196	308
Notes payable, less current maturities	100	160
Other long term liabilities	3,751	2,740
Rent liability	6,927	3,938
Total liabilities	173,626	96,075
Commitments and contingencies	—	—
Redeemable convertible preferred stock	—	27,062
Total stockholders’ equity	107,131	6,109
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$280,757	$129,246

BRIDGEPOINT EDUCATION, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended
	September 30,
	2009	2008
	(In thousands)
Operating activities
Net income	$27,506	$20,778
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	15,886	8,772
Depreciation and amortization	4,128	1,547
Amortization of premium/discount	(40)	—
Deferred income taxes	(11,158)	(5,054)
Stock-based compensation	33,947	125
Stockholder settlement	10,577	—
Loss on disposal of fixed assets	38	—
Changes in operating assets and liabilities:
Accounts receivable	(40,005)	(24,302)
Inventories	(14)	(79)
Prepaid expenses and other current assets	144	(1,292)
Other long term assets	(2,186)	(69)
Accounts payable and accrued liabilities	15,190	9,652
Deferred revenue and student deposits	57,689	29,459
Other liabilities	3,991	(184)
Net cash provided by operating activities	115,693	39,353

Investing activities
Capital expenditures	(16,834)	(9,057)
Purchase of marketable securities	(44,922)	—
Business acquisition	(1,500)	—
Restricted cash	641	(666)
Net cash used in investing activities	(62,615)	(9,723)

Financing activities
Proceeds from the issuance of common stock, net	28,104	—
Proceeds from exercise of stock options	38	—
Excess tax benefit of option exercises	429	—
Proceeds from issuance of stock under employee stock purchase plan	93	—
Proceeds from exercise of warrants	973	—
Payment of notes payable	(60)	(4,871)
Payment made on conversion of preferred stock	(27,707)	—
Payments of capital lease obligations	(113)	(118)
Net cash provided by (used in) financing activities	1,757	(4,989)
Net increase in cash and cash equivalents	54,835	24,641
Cash and cash equivalents at beginning of period	56,483	7,351
Cash and cash equivalents at end of period	$111,318	$31,992

Supplemental disclosure of noncash transactions:
Purchase of equipment included in accounts payable and accrued liabilities	$854	$1,128

Reconciliation of Non-GAAP Measures — Historical

	GAAP As Reported	Adjustment for Settlement Charge	Adjustment for Exit Option Charge	Effect of Assumed Conversion of Preferred Stock as of January 1, 2009	Non-GAAP
	(Unaudited, in thousands)
For the Three Months Ended September 30, 2009
Instructional costs and services	$33,120	$—	$—	$—	$33,120
Marketing and promotional	36,500	—	—	—	36,500
General and administrative	18,915	—	—	—	18,915
Operating income	38,847	—	—	—	38,847
Net income	22,358	112	—	—	22,470
Net income available to common stockholders	22,358	112	—	—	22,470
Net income used in earnings per common share calculation	22,358	112	—	—	22,470

	GAAP As Reported	Adjustment for Settlement Charge	Adjustment for Exit Option Charge	Effect of Assumed Conversion of Preferred Stock as of January 1, 2009	Non-GAAP
	(Unaudited, in thousands)
For the Nine Months Ended September 30, 2009
Instructional costs and services	$83,611	$—	$(2,143)	$—	$81,468
Marketing and promotional	105,260	—	(5,009)	—	100,251
General and administrative	85,891	(11,060)	(23,240)	—	51,591
Operating income	47,804	11,060	30,392	—	89,256
Net income	27,506	8,508	17,104	—	53,118
Net income available to common stockholders	26,861	8,508	17,104	—	52,473
Net income used in earnings per common share calculation	17,012	5,388	10,833	19,240	52,473

	For the Three Months Ended September 30, 2009	For the Nine Months Ended September 30, 2009
Diluted earnings per common share	$0.37	$0.42
Adjustment for settlement charge	$0.01	$0.13
Adjustment for exit option charge	$—	$0.27
Effect of assumed conversion of preferred stock as of January 1, 2009	$—	$0.10
Non-GAAP fully diluted earnings per common share	$0.38	$0.92

Weighted average common shares outstanding used in computing diluted earnings per share	59,822	40,163
Effect of assumed conversion of preferred stock as of January 1, 2009	—	16,862
Non-GAAP dilutive shares outstanding	59,822	57,025

Reconciliation of Non-GAAP Measures — Forward-Looking

				Adjustment	Adjustment	Assumed
	GAAP			for	for Exit	Conversion of			Non-GAAP
	Year Ended			Settlement	Option	Preferred Stock as			Year Ended
	December 31, 2009			Charge	Charge	of January 1, 2009			December 31, 2009
	(Unaudited, in thousands, except per share amounts)

Revenue	$443,000	-	$448,000						$443,000	-	$448,000

Net income	$40,588	-	$41,788	$8,508	$17,104	$—		$—	$66,200	-	$67,400

Net income used in earnings per common share calculation	$29,179	-	$30,042	$6,116	$12,296	$18,609	-	$18,946	$66,200	-	$67,400

Earnings per common share:
Basic	$0.74	-	$0.76	$0.15	$0.31	$—	-	$—	$1.27	-	$1.29
Diluted	$0.65	-	$0.67	$0.14	$0.27	$—	-	$—	$1.15	-	$1.17

Pro-forma weighted average shares
Basic	39,508			—	—	12,612			52,120
Diluted	45,018			—	—	12,612			57,630